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                                                                      Exhibit 23

                          [Letterhead of Ernst & Young]

March 26, 2001

Arthur Andersen & Co.
1345 Avenue of the Americas
New York, N.Y. 10105
U.S.A.

Dear Sirs,

                  Re :Consent Of Independent Public Accountant

As independent public accountant of Shmay Bar (T.H.) 1993 Ltd., we hereby consent to the incorporation of our report of that company's 2000 financial statements included in this Form 10K, into the company's previously field Registration Statement File No. 333-61895, and No. 333-55970.



                                                 /s/ Kost Forer & Gabbay
                                                   KOST FORER & GABBAY
                                         A Member of Ernst & Young International